EXHIBIT 99.1
Complete Production Services, Inc. Reports
Fourth Quarter and Full Year 2007 Earnings
HOUSTON, February 5, 2008 (Business Wire) – Complete Production Services, Inc. (NYSE: CPX) today reported 2007 revenue of $1.66 billion versus $1.21 billion in 2006. Net income from continuing operations was $174.7 million before a $13.1 million goodwill impairment charge in Canada, up 27% compared to the prior year. Earnings per diluted share from continuing operations was $2.38 before the impairment charge of $0.18 per share versus $2.02 in 2006.
Fourth quarter revenue was $424.5 million, up 17% over the fourth quarter of 2006. Earnings before interest, taxes, depreciation, amortization and impairment charge (EBITDA, as defined below) totaled $114.2 million in the fourth quarter, an increase of 11% over the prior year. Fourth quarter income from continuing operations was $41.9 million, or $0.57 per diluted share before the Canadian goodwill impairment charge of $13.1 million or $0.18 per share. This compares with income from continuing operations of $44.1 million, or $0.61 per diluted share for the fourth quarter of 2006.
Revenue for the Completion and Production Services segment during the fourth quarter of 2007 was $330.1 million, up 23% over the prior year, with EBITDA of $102.5 million compared to $80.7 million for the same period in 2006. EBITDA margins for the segment were 31.0%, up from 30.0% for the fourth quarter of the prior year. Results in this segment benefited from the impact of investments in capital equipment and acquisitions offset somewhat by lower utilization and pricing in certain areas and lower activity levels in Canada.
Drilling Services revenue was $61.2 million for the fourth quarter of 2007, down slightly from the same quarter of the prior year and EBITDA margins of 25.9% were down from 37.3%. Lower utilization, lower pricing and higher costs negatively impacted contract drilling revenue. Rig logistics operations were also impacted by lower pricing and utilization in some markets and the effects of relocating an operation to more attractive markets.
Product Sales revenue was $33.2 million for the fourth quarter of 2007, with EBITDA margins of 11.9%.
“While we experienced some softness in the second half of the year, particularly in our Drilling Services and Products segments, we finished the year with a 37% increase in revenue and a 39% increase in EBITDA. We are proud of our accomplishments in 2007 and in the way our people responded to ever changing market conditions. We also made meaningful investments in our operations that will benefit Complete for years to come while lowering our leverage ratio,” commented Joe Winkler, Chairman and Chief Executive Officer. “While we may see some near-term continued softness due to additional capacity, many of our customers have indicated that activity levels in 2008 should remain healthy and we remain optimistic about the long-term fundamentals of North American natural gas.”
Conference Call
Complete will hold a conference call to discuss fourth quarter 2007 results on Wednesday, February 6 at 8:00 a.m. Central Time. To participate in the live conference call, dial (866) 314-9013 at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 94118890. The conference call will be available for replay beginning at 10:00 a.m., February 6, 2008 and will be available until February 13, 2008. To access the conference call replay, please call (888) 286-8010 and use the passcode: 25309821. The call is also being webcast and can be accessed at our website at www.completeproduction.com.
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risk and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
Management evaluates the performance of Complete’s operating segments using a non-GAAP financial measure, EBITDA. EBITDA is calculated as net income from continuing operations before net interest expense, taxes, depreciation and amortization, impairment charge, and minority interest. EBITDA is not a substitute for the GAAP measures of earnings and cash flow. EBITDA is used in this press release because our management considers it an important supplemental measure of performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
For more information, please contact:
Mike Mayer
Senior Vice President and Chief Financial Officer
281-372-2311
mmayer@completeproduction.com
Jose Bayardo
Vice President, Corporate Development and Investor Relations
281-372-2325
jbayardo@completeproduction.com

Complete Production Services, Inc.
Consolidated Statements of Operations
For the Quarters and Years Ended December 31, 2007 and 2006
(in thousands except per share data)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Services	$391,301	$331,218	$1,502,477	$1,088,748
Products	33,231	32,290	152,760	123,676

	424,532	363,508	1,655,237	1,212,424

Cost of services	232,271	187,257	863,705	622,786
Cost of products	24,077	21,137	116,557	88,175
General and administrative expense	53,975	52,249	210,147	167,334
Depreciation and amortization	38,103	25,854	135,961	79,465

	348,426	286,497	1,326,370	957,760

Income from continuing operations before interest, taxes and minority interest	76,106	77,011	328,867	254,664

Interest expense	15,308	11,447	62,673	40,759
Interest income	(624)	(109)	(1,636)	(1,387)
Write-off of deferred financing costs	—	170	—	170
Impairment charge	13,094	—	13,094	—

Income from continuing operations before minority interest and taxes	48,328	65,503	254,736	215,122

Minority interest, net of tax	(342)	(72)	(569)	(49)

Income from continuing operations before taxes	48,670	65,575	255,305	215,171

Tax provision	19,847	21,477	93,741	77,888

Income from continuing operations	28,823	44,098	161,564	137,283

Income from discontinued operations (net of tax)	—	(518)	—	1,803

Net income	$28,823	$43,580	$161,564	$139,086

Basic earnings per share:
Continuing operations	$0.40	$0.62	$2.24	$2.09
Discontinued operations	$—	$0.00	$—	$0.02

	$0.40	$0.62	$2.24	$2.11

Diluted earnings per share:
Continuing operations	$0.39	$0.61	$2.20	$2.02
Discontinued operations	$—	$(0.01)	$—	$0.02

	$0.39	$0.60	$2.20	$2.04

Weighted average shares outstanding:
Basic	72,343	70,670	71,991	65,843
Diluted	73,514	72,492	73,352	68,075

Complete Production Services, Inc.
Condensed Consolidated Balance Sheets
As of December 31, 2007 and 2006
(in thousands)

	December 31,
	2007	2006
	(unaudited)	(unaudited)
Assets:
Current assets	$422,863	$390,640
Property, plant and equipment, net	1,034,136	771,703
Goodwill	560,022	552,671
Other long-term assets	31,214	25,310

Total assets	2,048,235	1,740,324

Liabilities and stockholders’ equity:
Current liabilities	164,286	175,401
Long-term debt	825,873	750,577
Long-term deferred tax liabilities	128,839	76,802
Minority interest	—	2,323

Total liabilities and minority interest	1,118,998	1,005,103

Common stock	725	714
Treasury stock	(202)	(202)
Additional paid-in capital	581,404	563,006
Retained earnings	317,535	155,971
Cumulative translation adjustment	29,775	15,732

Total stockholders’ equity	929,237	735,221

Total liabilities and stockholders’ equity	$2,048,235	$1,740,324

Complete Production Services, Inc.
Cash Flow Data
For the Year Ended December 31, 2007
(in thousands)

December 31,
2007
(unaudited)
Cash flows provide by/(used for):
Operating activities	$344,189
Investing activities:
Capital expenditures	$(372,033)
Other investing activities	$(40,167)
Financing activities	$66,546

Complete Production Services, Inc.
Consolidated Segment Information
For the Quarters Ended December 31, 2007 and 2006, and September 30, 2007
and Years Ended December 31, 2007 and 2006
(in thousands, except percentages)

	Quarter Ended
	December 31,	December 31,	September 30,
	2007	2006	2007
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Completion and production services	$330,079	$269,041	$317,170
Drilling services	61,222	62,177	60,566
Products	33,231	32,290	35,187

Total revenues	$424,532	$363,508	$412,923

EBITDA: (1)
Completion and production services	$102,481	$80,705	$97,070
Drilling services	15,856	23,176	16,701
Products	3,945	6,257	3,901
Corporate and other	(8,073)	(7,443)	(5,579)

Total EBITDA	$114,209	$102,695	$112,093

EBITDA as a % of Revenue:
Completion and production services	31.0%	30.0%	30.6%
Drilling services	25.9%	37.3%	27.6%
Products	11.9%	19.4%	11.1%
Total	26.9%	28.3%	27.1%

	Year Ended December 31,
	2007	2006
	(unaudited)	(unaudited)
Revenue:
Completion and production services	$1,262,100	$873,493
Drilling services	240,377	215,255
Products	152,760	123,676

Total revenues	$1,655,237	$1,212,424

EBITDA: (1)
Completion and production services	$404,893	$257,630
Drilling services	69,628	78,543
Products	18,443	18,708
Corporate and other	(28,136)	(20,922)

Total EBITDA	$464,828	$333,959

EBITDA as a % of Revenue:
Completion and production services	32.1%	29.5%
Drilling services	29.0%	36.5%
Products	12.1%	15.1%
Total	28.1%	27.5%

(1)	EBITDA is a non-GAAP measure used by management, as defined in the last paragraph of this press release.
Footnote: The results for all periods exclude discontinued operations.

Complete Production Services, Inc.
Reconciliation of EBITDA to the Most Comparable GAAP Measure
For the Quarters Ended December 31, 2007 and 2006 and September 30, 2007
and the Years Ended December 31, 2007 and 2006
(unaudited, in thousands)

	Completion
	& Production	Drilling		Corporate &
	Services	Services	Products	Other	Total
Quarter Ended December 31, 2007:
EBITDA	$102,481	$15,856	$3,945	$(8,073)	$114,209
Depreciation & amortization	31,904	4,785	745	669	38,103
Impairment charge	13,094	—	—	—	13,094

Operating income (loss)	$57,483	$11,071	$3,200	$(8,742)	$63,012

Quarter Ended December 31, 2006:
EBITDA	$80,705	$23,176	$6,257	$(7,443)	$102,695
Depreciation & amortization	21,694	3,439	430	291	25,854
Write-off of deferred financing costs	—	—	—	(170)	(170)

Operating income (loss)	$59,011	$19,737	$5,827	$(7,564)	$77,011

Quarter Ended September 30, 2007:
EBITDA	$97,070	$16,701	$3,901	$(5,579)	$112,093
Depreciation & amortization	29,817	4,586	793	200	35,396

Operating income (loss)	$67,253	$12,115	$3,108	$(5,779)	$76,697

Year Ended December 31, 2007:
EBITDA	$404,893	$69,628	$18,443	$(28,136)	$464,828
Depreciation & amortization	114,139	17,023	2,918	1,881	135,961
Impairment charge	13,094	—	—	—	13,094

Operating income (loss)	$277,660	$52,605	$15,525	$(30,017)	$315,773

Year Ended December 31, 2006:
EBITDA	$257,630	$78,543	$18,708	$(20,922)	$333,959
Depreciation & amortization	65,317	10,599	1,943	1,606	79,465
Write-off of deferred financing costs	—	—	—	(170)	(170)

Operating income (loss)	$192,313	$67,944	$16,765	$(22,358)	$254,664